Exhibit 2.3

EIGHTH AMENDMENT TO LOAN AND SERVICING AGREEMENT

     THIS EIGHTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of November 19, 2004 (this “Amendment”), is entered into among TRM Inventory Funding Trust (“Borrower”), TRM ATM Corporation, in its individual capacity (“TRM ATM”) and as Servicer (in such capacity, “Servicer”), Autobahn Funding Company LLC (“Lender”), DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as Administrative Agent (in such capacity, “Administrative Agent”) and as Liquidity Agent (in such capacity “Liquidity Agent”), and U.S. Bank National Association, as Collateral Agent (“Collateral Agent”).

RECITALS

     A.     Borrower, TRM ATM, Servicer, Lender, Administrative Agent, Liquidity Agent and Collateral Agent are each a party to that certain Loan and Servicing Agreement, dated as of March 17, 2000 (as amended by a First Amendment to Loan and Servicing Agreement, dated as of March 16, 2001, an Omnibus Amendment, dated as of March 16, 2001, a Second Amendment to Loan and Servicing Agreement, dated as of November 5, 2001, a Third Amendment to Loan and Servicing Agreement, dated as of April 23, 2002, a Fourth Amendment to Loan and Servicing Agreement, dated as of July 22, 2002, a Fifth Amendment to Loan and Servicing Agreement, dated as of April 23, 2003, a Sixth Amendment to Loan and Servicing Agreement, dated as of May 28, 2003, and a Seventh Amendment to Loan Servicing Agreement, dated as of July 21, 2004, the “Agreement”); and

     B.     The parties to the Agreement desire to amend the Agreement as hereinafter set forth.

AGREEMENT

          1.     Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

          2.     Amendments to Agreement. Effective as of Effective Date (as defined in Section 3 below), the Agreement shall be amended as follows:

2.1 Section 1.01 of the Agreement is hereby amended to replace clause (i) thereof in its entirety as follows:

"(i) no Loan shall be made by Lender if, after giving effect thereto, the aggregate principal or certificate balance of all Loans and Certificates would exceed an amount equal to the lesser of (a) $150,000,000, as such amount is increased from time to time with the consent of the Administrator, the Administrative Agent and the Liquidity Agent (the “Facility Limit”) and (b) the product of (x) the Aggregate Letter of Credit Amount multiplied by (y) 25;”

2.2 Pursuant to Section 2.01 of the Agreement, the Borrower shall deliver a replacement Note to the Lender with a maximum principal amount of $148,500,000.

2.4 Appendix A to the Agreement is hereby amended to replace the definition of “Letter of Credit Required Amount” therein in its entirety with the following: “Letter of Credit Required Amount” means, at any time, 4.0% of the aggregate principal or certificate balance of all Loans and Certificates.

2.5 Appendix A to the Agreement is hereby amended to replace the definition of “Outstanding Facility Amount” therein in its entirety with the following: “Outstanding Facility Amount” means, at any time, the aggregate principal or certificate balance of all Loans and Certificates at such time plus in each case any accrued and unpaid interest or yield thereon.

2.6 Each of the parties to the Agreement hereby acknowledges and agrees that notwithstanding Article VIII of the Agreement, TRM ATM shall be permitted to subservice certain of its servicing functions to eFunds Corporation pursuant to the Master Services Agreement; provided, however, (i) that eFunds Corporation shall have provided the Administrative Agent an acknowledgment substantially to the effect of the second paragraph of Section 1.05 and Section 8.08 of the Agreement, (ii) TRM ATM shall remain primarily liable for the performance of the duties and obligations so delegated or subserviced, (iii) the Administrative Agent, the Collateral Agent, the Borrower and the Secured Parties shall have the right to look solely to TRM ATM for such performance, and (iv) the terms of any agreement related to such subservicing may be terminated by the Collateral Agent (at the direction of the Administrative Agent) upon the occurrence of any Servicer Event of Default by giving notice thereof to TRM ATM and eFunds Corporation.

2.7 Appendix A to the Agreement is hereby amended to add the following definition:

“Master Services Agreement”: means that certain Master Services Agreement, dated on or about November 19, 2004, between TRM ATM and eFunds Corporation, which agreement shall also constitute a Processing Services Agreement hereunder.

2.8 Section 8.01 of the Agreement is hereby amended to add the following sentence to the end of such Section 8.01: “The Servicer covenants and agrees that under no circumstances will it direct any Cash to be withdrawn from a Disbursement

Amount by a transportation agent other than a Transportation Agent which has executed an Armored Car Carrier Addendum (a copy of which has been delivered to the Administrative Agent).”

2.9 Section 1.03 of the Agreement is hereby amended to add the following sentence to the end of such Section 1.03: “The Owner Trustee covenants and agrees not to permit TRM ATM or any other Person (other than employees of the Owner Trustee) to have signature authority with respect to any Disbursement Account.

2.10 Notwithstanding Section 1.05 of the Loan Agreement, the Administrative Agent, the Lender and the Collateral Agent each agree that the Borrower may also use the proceeds of Loans made on the date hereof to purchase from TRM ATM Cash in ATMs acquired by TRM ATM on the date hereof from eFunds Corporation or in the possession of the related Armored Car Carriers. On the date hereof, the Borrower may direct the Administrative Agent to wire to an account specified by TRM ATM all or a portion of the proceeds of the Loans made on the date hereof (such amount not to exceed the amount of Cash acquired by TRM ATM pursuant to its purchase agreement with eFunds Corporation). The Borrower and TRM ATM each agree that any such funds wired to TRM ATM shall constitute a sale by TRM ATM to the Borrower of all such Cash in the ATMs (or in the possession of the related Armored Car Carriers) acquired by TRM ATM from eFunds. TRM ATM acknowledges and agrees that all right, title and interest in and to any and all Cash sold by TRM ATM to the Borrower is and shall remain the sole and separate property of the Borrower and, as of the close of business on the date hereof, all Cash in the ATMs, in the possession of an Armored Car Carrier or Transportation Agent, any other agent or subcontractor of TRM ATM or a Processing Agent or in the Credit Balance Settlement Account or any Disbursement Account is and shall remain the sole and separate property of the Borrower. If, within the 30 days following the date hereof, TRM ATM determines that the amount received by it with respect to the sale of Cash to the Borrower was less than amount of Cash in the ATM’s acquired from eFunds (or in the possession of the related Armored Car Carriers), TRM ATM shall provide written notice of such shortfall to the Administrative Agent and the Borrower shall be permitted to use the proceeds of an additional Loan to pay to TRM ATM the amount of such shortfall (the intent of TRM ATM and the Borrower being for Borrower to acquire such Cash from TRM ATM for a price equal to the exact amount of such Cash).

2.11 Section 7.04(d) of the Loan Agreement is hereby amended to replace the second sentence thereof with the following:

“Not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than liens created under the Transaction Documents) upon or with respect to, TRM ATM’s right, title and interest in and to the Pool Assets, the ATM Fees, or any interest therein, or any account to which any Pool Assets or the ATM Fees are sent; provided, however, that TRM ATM shall be permitted to grant a subordinated Lien in the ATM Fees to its other lenders.”

2.12 Appendix A to the Agreement is hereby amended to add the following clauses (x) and (xi) to the definition of “Servicer Event of Default”:

(x) Servicer shall fail to provide written notice to the Administrative Agent promptly (but in any event within 3 Business Days) following any termination or receipt of any notice of termination (or decision not to renew) under the Master Services Agreement; or

(xi) Within 30 days following any termination of the Master Services Agreement, Servicer shall fail to either (A) replace eFunds Corporation with another subservicer acceptable to the Administrative Agent or (B) demonstrate to the reasonable satisfaction of the Administrative Agent the capacity to perform all servicing functions hereunder.

2.13 Within 60 days of the date hereof, the Servicer shall provide the Administrative Agent evidence of insurance in form and substance reasonably acceptable to the Administrative Agent. Any failure to so provide such evidence within such 60-day period shall constitute an Event of Default under the Loan Agreement.

          3.     Conditions to Effectiveness. This Amendment shall become effective, as of November 10, 2004, on the date (the “Effective Date”) when:

3.1 the Administrative Agent shall have received counterparts of this Amendment, duly executed by all parties hereto;

3.2 the Administrative Agent shall have received proof of insurance reasonably acceptable to the Administrative Agent reflecting the increase in the facility and addition of ATMs;

3.3 the Administrative Agent shall have received letters from the rating agencies then rating the Commercial Paper Notes confirming that the existing ratings of the Commercial Paper Notes will remain in effect after giving effect to this Amendment;

3.4 the Administrative Agent shall have received (i) the replacement Note in the amount set forth in Section 2.2 of this Amendment, (ii) an executed Depository Bank Agreement with respect to each new Disbursement Account, (iii) an executed letter agreement from eFunds Corporation related to the Master Services Agreement, (iv) a copy of the Master Services Agreement and (v) an Addendum to Armored Car Carrier Agreement for each additional Armored Car Carrier performing armored car carrier services with respect to the ATMs;

3.5 the Administrative Agent shall have received opinions of Ledgewood Law Firm, P.C., as counsel to each of the Borrower and the Servicer, in form and substance satisfactory to the Administrative Agent; and

3.6 the Administrative Agent shall have confirmed receipt in immediately available funds of a facility increase fee in the amount of 50 basis points (0.50%) of the increase in the Facility Limit effected by this Amendment.

          4.     Representations and Warranties. Each of the Borrower, TRM ATM and Servicer represents and warrants to the other parties hereto that (a) each of the representations and warranties of such Person set forth in the Agreement is true and correct as of the date of the execution and delivery of this Amendment by such Person, with the same effect as if made on such date, (b) the execution and delivery by such Person of this Amendment and the performance by such Person of its obligations under the Agreement, as amended hereby (as so amended, the “Amended Agreement”), (i) are within the powers of such Person, (ii) have been duly authorized by all necessary action on the part of such Person, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of such Person or (B) any agreement, judgment, injunction, order, decree or other instrument binding on such Person and (c) the Amended Agreement is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.

          5.     Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

          6.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          7.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflict of laws.

          8.     Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

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          IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST
By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

TRM ATM CORPORATION
By:
Name:
Title:

AUTOBAHN FUNDING COMPANY LLC
By:	DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as its attorney-in-fact

By:
Name:
Title:

By:
Name:
Title:

DZ BANK AG, DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as Administrative Agent and Liquidity Agent

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

GSS HOLDINGS, INC.
By:
Name:
Title:

November 10, 2004

Wilmington Trust Company,
   not in its individual capacity
   but solely as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration

Re:   Eighth Amendment to Loan and Servicing Agreement

     We refer (i) to the Deposit Trust Agreement, dated as of March 14, 2000 (the “Trust Agreement”), among TRM ATM Corporation, as Administrator, GSS Holdings, Inc., as Depositor, and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) and (ii) the Administration Agreement, dated as of March 17, 2000 (the “Administration Agreement”) between TRM Inventory Funding Trust and TRM ATM Corporation, as Administrator (the “Administrator”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in or by reference in the Trust Agreement.

     The undersigned, being the Administrator of the Trust pursuant to the Administration Agreement, hereby requests and directs you, as Owner Trustee, to execute and deliver the Eighth Amendment to the Loan and Servicing Agreement in such form as may be tendered to the Owner Trustee by Mayer, Brown, Rowe & Maw. By acknowledging below, the Certificateholders acknowledge, agree and consent to your execution of such documents, and join in giving the instruction and direction set forth in the preceding sentence.

     In order to induce you to take the foregoing action, we hereby agree to indemnify Wilmington Trust Company, its directors, officers, employees, and agents (individually, an “Indemnitee”) for, and agree to hold each Indemnitee harmless against, any liability, loss or expense (including, without limitation legal and other professional fees and expenses) incurred by an Indemnitee in connection with or arising out of the taking by Wilmington Trust Company, as Owner Trustee, of the foregoing requested action, all in accordance with Section 6.9 of the Trust Agreement.

     This letter of instruction may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Very truly yours, TRM ATM CORPORATION, as Administrator
By:
Name:
Title:

Acknowledged, Agreed and Consent to:

AUTOBAHN FUNDING COMPANY LLC
By:	DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, As its attorney-in-fact

By:
Name:
Title:

GSS HOLDINGS, INC.
By:
Name:
Title: